UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2011

MCG Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA		22209
(Address of Principal Executive Offices)		(Zip Code)

(703) 247-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 30, 2011, MCG Capital Corporation, a Delaware corporation (“MCG” or the “Company”), withdrew its application for a second license from the Small Business Administration (“SBA”) to operate an additional subsidiary as a small business investment company (“SBIC”).

In December 2004, MCG formed a wholly owned subsidiary, Solutions Capital I, L.P., which obtained a license from the SBA to operate as an SBIC under the Small Business Investment Act of 1958, as amended. In January 2011, the SBA increased the borrowing potential under the license for Solutions Capital I, L.P. from $130.0 million to $150.0 million. The maximum amount of outstanding leverage available to single-license SBICs is $150.0 million, whereas the maximum amount of outstanding leverage available to SBICs with multiple licenses is $225.0 million on an aggregate basis.

In March 2011, MCG formed another wholly owned subsidiary, Solutions Capital II, L.P., and, in May 2011, the Company submitted a license application to the SBA to obtain an SBIC license for Solutions Capital II, L.P. After discussions with the SBA, the Company elected to withdraw its application for a second license until such time as the SBA has an opportunity to evaluate, among other things, the organizational impact of MCG’s recent restructuring. The SBA has indicated that MCG may petition the SBA for permission to refile its application for a second license within six months.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: September 30, 2011	By:	/s/ Stephen J. Bacica

Stephen J. Bacica Chief Financial Officer